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                                                                 EXHIBIT 10.3


                         DEFERRED COMPENSATION AGREEMENT

     DEFERRED COMPENSATION AGREEMENT (this "Agreement"), dated as of the 7th day of May, 1999 (the "Effective Date"), by and between Harveys Casino Resorts, a Nevada corporation (the "Company"), and William Stephens (the "Executive"), an employee of the Company or a Subsidiary of the Company.

     Executive and the Company have entered into that certain Stock Option and Restricted Stock Award Agreement (the "Award Agreement"), of even date herewith, which provides, among other things, for the automatic deferral pursuant to this Agreement of restricted shares of Class A Common Stock and restricted shares of Class B Common Stock of the Company (the "Deferred Shares"), at such time as the value of -such restricted shares would otherwise be includible in Executive's gross income (the "Deferral Date"). Executive and the Company may also enter into additional agreements ("Additional Award Agreements") regarding shares of restricted stock (also referred to as "Deferred Shares") providing for an identical deferral mechanism to that set forth in the Award Agreement.

     1. AMOUNT DEFERRED, DEFERRAL PERIOD.

           (a) The number of Deferred Shares to be deferred under this Agreement shall be as determined under the Award Agreement or the relevant Additional Award Agreement, as applicable.

           (b) The deferral period shall continence on the Deferral Date and shall continue until the occurrence of a Distribution Event as set forth in
Section 5 hereof.

     2. DEEMED INVESTMENT IN SHARES OF COMPANY COMMON STOCK.

           (a) As of the Deferral Date, the Deferred Shares shall be deemed to be invested in an identical number of shares of the same class of Company capital stock as the Deferred Shares themselves (the "Deemed Deferred Shares" or the "Deemed Shares").

           (b) The Company shall establish an unfunded bookkeeping account (the "Account") to track the number of Deemed Shares held on Executive's behalf. The Account shall at all times prior to the occurrence of a Distribution Event be unfunded and Executive's rights under the Account shall be subject to claims of the general creditors of the Company. The Executive shall have no voting rights and no rights to receive a distribution of dividends with respect to the Deemed Shares, except as provided in Section 2(d) below.

           (c) The value of the Account on any date shall be as determined by applying the Fair Market Value Formula to the Deemed Deferred Shares; PROVIDED, that from and

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after the effective date of Executive's termination of employment with the
Company without Cause (as defined in the Award Agreement), the value of the Amount shall be determined as the LESSER of (x) the value of the Deemed Deferred Shares as determined under the Fair Market Value Formula as of such valuation date and (y) the value of the Deemed Deferred Shares as of the effective date of such termination as determined under the Fair Market Formula, as increased at the rate of 12% per year, compounded annually, from such effective date through such valuation date; and PROVIDED, further, that from and after the effective date of Executive's termination of employment for any reason other than by the Company without Cause, including without limitation by reason of Executive's death or disability, the value of the account shall be determined as the LESSER of (x) the value of the Deemed Deferred Shares as determined under the Fair market Value Formula as of such valuation date and (y) the value of the Deemed Deferred Shares as of the effective date of such termination as determined under the Fair market Value Formula, as increased at the rate of 8% per year, compounded annually, from such effective date through such valuation date.

           (d) On any date prior to a Distribution Event that dividends are distributed by the Company to its stockholders in respect of the Class A Common Stock or Class B Common Stock, each Deemed Share credited to the Account shall, as applicable, be credited with a dividend equivalent, which shall be a dollar amount equal to the dividends, if any, payable by the Company on such date, either in cash or property, in respect of a share of such class of Common Stock. In the case of dividends payable in property, the amount of the dividend equivalent shall be based on the fair market value of such property at the time of distribution of the dividend, as determined in good faith by the Board of Directors of the Company (the "Board"). The dividend equivalents so credited to the Account shall be automatically converted as of the dividend distribution date into Deemed Shares (or fractions thereof) based upon the Fair Market Value of such Deemed Shares as of such date.

     3. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Class A or Class B Common Stock, or any other class of shares of Company capital stock to which the Deemed Shares may from time to time relate, an equitable substitution or proportionate adjustment shall be made in the kind and number of Deemed Shares held under the Account as may be determined in good faith by the Board.

     4. FAIR MARKET VALUE. For purposes of this Agreement, "Fair Market
Value" (when capitalized, unless the context clearly indicates otherwise) means, as of any given date, (A) if the Common Stock is publicly traded, the closing sale price of the Common Stock on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of THE WALL STREET JOURNAL or (B) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Board in good faith.

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     5. DISTRIBUTION EVENTS. (a) Upon the occurrence of a Mandatory
Distribution Event (as defined in Section 5(b)), the value of the Account as of the date of such Mandatory Distribution Event shall be paid in whole to Executive at the election of the Company (i) in cash, (ii) in shares of Company capital stock, or (iii) a combination of cash or shares of Company capital stock, in each case having a Fair Market Value equal to the value of the Account as of the date of such Mandatory Distribution Event. Upon the occurrence of a Special Distribution Event, the Executive shall be distributed shares of Company capital stock having a Fair Market Value equal to the lesser of the Applicable Value (as defined in Section 5(c)) and the value of the Account as of the date of such Special Distribution Event. In addition, at any time on or following the effective date of Executive's termination of employment, the Company shall have the right, in its sole and absolute discretion, to distribute the value of the Account, in whole or in part (a "Permissive Distribution Event" and, together with a Mandatory Distribution Event and a Special Distribution Event, a "Distribution Event"), at the election of the Company (i) in cash, (ii) in shares of Company capital stock, or (iii) a combination of cash or shares of Company capital stock, in each case having a Fair Market Value equal to the value of the Account (or portion thereof being distributed) as of the date of such Permissive Distribution Event, PROVIDED, that after giving effect to the distribution and the election, the Tax Liability Condition (as defined in Section 5(c)) for the Permissive Distribution Event would be satisfied with respect thereto. Except as necessary to satisfy the Tax Liability Condition, the shares distributed in connection with a Mandatory Distribution Event or a Permissive Distribution Event need not be Marketable Securities (as defined in Section 5(d)).

          (b) The first to occur of the following events shall constitute a Mandatory Distribution Event:

               (i) The earliest date following the closing of an Initial Public Offering (as such term is defined in Section 6(e)) upon which all underwriter lock-up arrangements applicable to Executive, if any, shall have expired; PROVIDED that after giving effect to the distribution and the election referred to in Section 5(a), the Tax Liability Condition (as defined below) for the Mandatory Distribution Event would be satisfied with respect thereto;

               (ii) The occurrence of a Change in Control (as defined under the Award Agreement); PROVIDED, that after giving effect to the distribution and the election referred to in Section 5(a) (assuming the Deemed Shares represented Common Stock for the purposes of this calculation), the Tax Liability Condition (as defined below) for the Mandatory Distribution Event would be satisfied with respect thereto; and

               (iii) The last day of the Company's fifteenth fiscal year commencing after the Effective Date (the "Maximum Deferral Distribution Event").

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     Special Distribution Event shall occur each time that Executive has the opportunity to sell Restricted Securities (as defined in the Stockholders Agreement, of even date herewith, among the Company and certain stockholders (the "Stockholders Agreement"), pursuant to Section 2.5 or 3.1 (under an effective registration statement) of the Stockholders Agreement.

          (c) For purposes of this Section 5, (i) the Tax Liability Condition shall be satisfied if, in respect of any Distribution Event, the sum of any cash and Marketable Securities represented by the Deemed Shares would equal or exceed Executive's Tax Liability in respect of such Distribution Event; and (ii) the Applicable Value shall be the dollar amount obtained by dividing the maximum income tax rate (federal, state and local) for Executive in the state and locality of his residence for income tax purposes as determined pursuant to Section 5(e), including without limitation impositions in respect of Medicare, into the dollar value of the total consideration which is comprised of cash and Marketable Securities to which Executive would be entitled to receive pursuant to the Stockholders Agreement as a result of the Special Distribution Event.

          (d) For purposes of this Section 5, Marketable Securities shall mean shares of capital stock of or other equity interests in any entity that, upon distribution to Executive, are freely tradeable by Executive under the Securities Act of 1933, as amended (the "Securities Act"), and are not subject to any contractual restrictions or limitations imposed by the Company on the rights of Executive to sell such shares.

          (e) For purposes of this Section 5, Executive's Tax Liability in respect of any Distribution Event shall mean the product of (i) the maximum income tax rate (federal, state and local) for Executive in the state and locality of his residence for income tax purposes, including without limitation impositions in respect of Medicare and (ii) the amount of income to be recognized by Executive upon such Distribution Event, in each case as determined by the Company's independent auditors, a copy of which determination shall be provided to Executive. For purposes of the immediately preceding sentence, if Executive shall be subject to income taxation in more than one state, the maximum rate of taxation for each such state shall be taken into account proportionately based on the extent to which the income so recognized would be treated under applicable law as having been earned in or otherwise having a relevant nexus with such state for income tax purposes.

          (f) The value of the Account shall be distributed to Executive within five business days following the occurrence of the Distribution Event or, if later, within five business days after the final determination of the Fair Market Value of the Account pursuant to Section 4.

          (g) Executive hereby agrees that commencing upon and for the 180-

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day period following a Mandatory Distribution Event pursuant to clause
(b)(i) above (which Mandatory Distribution Event does not also constitute a Special Distribution Event), Executive shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be distributed to Executive pursuant to such Distribution Event other than (a) shares having a Fair Market Value no greater than Executive's Tax Liability in respect of such Distribution Event and (b) such number of shares as may be sold by Executive, subject to the volume limitations of Rule 144(e) under the Securities Act as if Rule 144 applied to such sale and as if Executive were an affiliate of the Company for such purposes.

     6. CALL RIGHTS. (a) In the event all or any portion of the value of the Account is distributed to the Executive pursuant to Section 5 prior to the Company's Initial Public Offering in shares of capital stock or other equity interests of any entity that are not Marketable Securities (the "Illiquid Distributed Shares"), the Company shall have the right (the "Call"), exercisable at any time prior to the Company's Initial Public Offering (the "Call Exercise Period") by giving written notice to the Executive pursuant hereto, to purchase any or all of the Illiquid Distributed Shares in exchange for an amount in cash equal to the Fair Market Value of such Illiquid Distributed Shares as of the date on which such notice is provided (the "Call Price"); PROVIDED that if Executive is exercising "tag-along" rights pursuant to Section 2.5 of the Stockholders Agreement, then until completion of such tag-along offer, the Call Price shall not be less than the price per share attainable by Executive under such tag-along offer.

          (b) The closing with respect to the exercise of the Call shall take place at the Company's executive offices within 30 days following the date the Company provides Executive written notice of its intention to exercise the Call or, if later, within five business days after the final determination of the Fair Market Value of the Illiquid Distributed Shares pursuant to Section 4.

          (c) Notwithstanding any other provision hereof, the Company may assign, without the consent of the Executive, its rights under this Section 6; PROVIDED, that no such assignment shall release the Company from its obligations hereunder.

          (d) Notwithstanding anything herein or in the Stockholders Agreement to the contrary, during the Call Exercise Period the Call shall continue to apply to the Illiquid Distributed Shares following any transfer thereof by the Executive under any circumstances, including pursuant to any arrangement, proceeding, decree, judgment, order or application of law relating to the division of property for domestic relations purposes.

          (e) The Call shall terminate upon the closing of the Company's
Initial

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Public Offering. For purposes of this Agreement, "Initial Public Offering" shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act covering shares of the Company's Common
Stock, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

     7. STOCKHOLDERS AGREEMENT. Executive is a party to the Stockholders Agreement and Executive and the Company agree that any shares of Company capital stock issuable to Executive under this Agreement shall be subject in all respects to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated herein by reference.

     8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

If to Company:      Harveys Casino Resorts
                    Highway 50 and Stateline Avenue
                    P.O. Box 128
                    Lake Tahoe, Nevada 89449
                    Attention: Corporate Secretary
                    Facsimile: 775-586-6811

with a copy to:     Colony Capital, Inc.
                    1999 Avenue of the Stars
                    Los Angeles, California 90067
                    Attention: Kelvin L. Davis
                    Facsimile: 310-282-8808

and a copy to:      Skadden, Arps, Slate, Meagher & Flom LLP,
                    300 South Grand Avenue
                    Los Angeles, California 90071
                    Attention: Nicolas P. Sagasse, Esq.
                    Facsimile: 213-687-5600

If to Executive:    William Stephens
                    2504 Hacker Drive
                    Henderson NV 89014

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

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     9. WITHHOLDING REQUIREMENTS. Executive shall, no later than the date amounts become payable hereunder pursuant to a Distribution Event, pay to the Company, or make arrangements satisfactory to the Company, including, as applicable, by means of any cash distributable pursuant to Section 5, regarding payment of any federal, state, or local taxes or other amounts of any kind required by law to be withheld with respect to such Distribution Event. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Executive.

     10. FAILURE TO ENFORCE NOT A WAIVER. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     11. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Nevada without regard to its principles of conflict of laws.

     12. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

     13. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not constitute or be evidence of any agreement or understanding, express or implied, that the Executive has a right to continue as an employee of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

     14. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions of the Award Agreement and such arbitration provisions shall be deemed to be incorporated herein by this reference.

     15. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Executive shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Company capital stock acquired under this Agreement without the prior written consent of the Company or its underwriters, PROVIDED, that the Executive shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Employee Stockholder (as defined in the Stockholders Agreement) having

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commensurate job duties and responsibilities in the Company is subject, or that would prevent the Executive from effectuating a sale pursuant to Section
2.5 of the Stockholders Agreement or Section 3.1 of the Stockholders
Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                     HARVEYS CASINO RESORTS



                                     By /s/ JOHN J. McLAUGHLIN
                                        ------------------------------
                                        Name:  JOHN J. McLAUGHLIN
                                        Title: Chief Financial Officer


                                       /s/ WILLIAM STEPHENS
                                       -------------------------------
                                       WILLIAM STEPHENS
                                       2504 Hacker Drive
                                       Henderson NV 89014


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                         STOCKHOLDERS AGREEMENT JOINDER

As of the date set forth below, the undersigned is being issued 90 shares of Class A Common Stock and 9,000 shares of Class B Common Stock and being granted options to acquire 90 shares of Class A Common Stock and 9000 shares of Class B Common Stock, all of Harvey Casino Resorts (the "Company"). By execution of this Stockholders Agreement Joinder, the undersigned shall be deemed to be a party to that certain Stockholders Agreement, dated as of February 2, 1999, by and between the Company and the Stockholders identified therein (the "STOCKHOLDERS AGREEMENT"). Pursuant to Section 4.8 (but subject to Sections 2.2 and 2.3) of the Stockholders Agreement, the undersigned shall have all rights, and shall observe all the obligations, applicable to a "Stockholder" as set forth in the Stockholders Agreement. In order to give effect to this transaction, please add the undersigned to the list of "Stockholders" as set forth in Schedule A to the Stockholders Agreement.


/s/ WILLIAM STEPHENS
---------------------------------------
WILLIAM STEPHENS


ADDRESS: 2504 Hacker Drive
         Henderson NV 89014

Dated: 6/14/99
       --------------------------------


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                             CONSENT AND JOINDER

The undersigned hereby accepts and agrees, as an Employee Stockholder, to all of the term of the Stockholders Agreement dated February 2, 1999, as if set forth herein verbatim.


DATED: June 14, 1999                   /s/ WILLIAM R. STEPHENS
       -------------                   -----------------------
                                       WILLIAM STEPHENS
                                       2504 Hacker Drive
                                       Henderson NV 89014